Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

September 29, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Cephus Holding Corp.

Phoenix, AZ 85016

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Cephus Holding Corp. of our report dated August 23, 2010, relating to the financial statements of Cephus Holding Corp. as of and for the year ended December 31, 2009.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC